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                                                                      EXHIBIT 12

                        TELEPHONE AND DATA SYSTEMS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1993
                             (DOLLARS IN THOUSANDS)

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                                                                                                                 12 MONTHS ENDED
                                                                                                                     12/31/93
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EARNINGS:
  Income from Continuing Operations before Income Taxes........................................................    $     60,393
    Add (Deduct):
      Minority Share of Losses.................................................................................          (4,860)
      Earnings on Equity Method................................................................................         (20,015)
      Distributions from Minority Subsidiaries.................................................................          11,943
      Amortization of Non-Telephone Capitalized Interest.......................................................              42
      Minority share of income in majority-owned subsidiaries that have fixed charges..........................           1,308
                                                                                                                       --------
                                                                                                                         48,811
    Add fixed charges:
      Consolidated interest expense............................................................................          37,282
      Interest Portion (1/3) of Consolidated Rent Expense......................................................           4,914
      Amortization of debt expense and discount on indebtedness................................................             184
                                                                                                                       --------
                                                                                                                   $     91,191
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FIXED CHARGES:
  Consolidated interest expense................................................................................    $     37,282
  Interest Portion (1/3) of Consolidated Rent Expense..........................................................           4,914
  Amortization of debt expense and discount on indebtedness....................................................             184
                                                                                                                       --------
                                                                                                                   $     42,380
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RATIO OF EARNINGS TO FIXED CHARGES.............................................................................             2.15
                                                                                                                       --------
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  Tax-Effected Redeemable Preferred Dividends..................................................................    $      2,376
  Fixed Charges................................................................................................          42,380
                                                                                                                       --------
    Fixed Charges and Redeemable Preferred Dividends...........................................................    $     44,756
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RATIO OF EARNINGS TO FIXED CHARGES AND REDEEMABLE PREFERRED DIVIDENDS..........................................            2.04
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  Tax-Effected Preferred Dividends.............................................................................  $         4,251
  Fixed Charges................................................................................................           42,380
                                                                                                                        --------
    Fixed Charges and Preferred Dividends......................................................................  $        46,631
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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.....................................................             1.96
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